UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INTER-TEL, INCORPORATED

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTER-TEL, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
__________________APRIL 26, 2005_______________

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the “Company”), an Arizona corporation, will be held on April 26, 2005, at 10:00 a.m., local time, at the Company’s office located at 1615 S. 52nd Street, Tempe, Arizona 85281, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each of the foregoing items of business is more fully described in the Proxy Statement accompanying this Notice and will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

     Only shareholders of record at the close of business on March 4, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting. A copy of the Company’s 2004 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 23, 2005 to all shareholders of record on the Record Date.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or the Internet according to the instructions provided on the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

Sincerely, KURT R. KNEIP, Secretary

Phoenix, Arizona
March 17, 2005

INTER-TEL, INCORPORATED
1615 S. 52nd Street
Tempe, Arizona 85281

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is furnished by Inter-Tel, Incorporated (“Inter-Tel” or the “Company”), for use at the Annual Meeting of Shareholders to be held April 26, 2005 at 10:00 a.m., local time or at any postponement or continuation of the meeting, as applicable, or at any adjournment thereof (as applicable, the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal office building located at 1615 S. 52nd Street, Tempe, Arizona 85281. These proxy solicitation materials were mailed on or about March 23, 2005 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     Only shareholders of record at the close of business on the Record Date, or March 4, 2005, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,681,045 shares of the Company’s Common Stock were issued and outstanding.

Revocability of Proxies

     The enclosed proxy is being solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting and Solicitation

     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder’s votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company’s Common Stock held by such shareholder; or (ii) distribute such shareholder’s votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than seven nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee’s name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder’s votes. On all other matters, one vote may be cast for each share of the Company’s Common Stock held by a shareholder.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker “non-votes” resulting from a broker’s inability to vote a client’s shares on non-discretionary matters will have no effect on the approval of such matters.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Telephone and Internet voting will also be allowed according to the instructions provided on the proxy card submitted with this proxy.

     The cost of this proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company’s Common Stock for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, personally or by telephone or facsimile, without additional compensation.

Deadline for Receipt of Shareholder Proposals

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2005 must be received by the Company no later than November 23, 2005, in order to be included in the proxy statement and form of proxy relating to such meeting.

     SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2006 Annual Meeting is February 6, 2006, 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s year 2006 Annual Meeting.

Independent Auditors

     The independent auditors of the Company for the fiscal year ended December 31, 2004 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for purposes of responding to appropriate questions.

ELECTION OF DIRECTORS (Proposal No. 1)

Nominees. Seven (7) directors are to be elected at the Annual Meeting. The first five nominees named below are currently directors of the Company. Agnieszka Winkler and Alexander Cappello are nominated for election to the board of directors for the first time. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not currently anticipated by the Company), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.

     The names of the nominees and certain biographical information relating to the nominees are set forth below.

			Director
Name of Nominees	Age	Current Position(s)	Since

Steven G. Mihaylo	61	Chairman and Chief Executive Officer	1969
J. Robert Anderson	68	Director	1997
Jerry W. Chapman	64	Director	1999
Gary D. Edens	63	Director	1994
C. Roland Haden	64	Director	1983
Alexander Cappello	49	Director Candidate	Not applicable
Agnieszka Winkler	59	Director Candidate	Not applicable

MR. MIHAYLO, the founder of Inter-Tel, has served as Chairman of the Board of Directors of Inter-Tel from July 1969 to October 1982 and from September 1983 to the present. He served as President of Inter-Tel from 1969 to 1983, from 1984 to December 1994, and from May 1998 to February 2005. Mr. Mihaylo has served as Inter-Tel’s Chief Executive Officer since the Company’s formation in July 1969.

MR. ANDERSON has served as one of our directors since February 1997 and currently serves as the Chairman of our Compensation Committee. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving as President of the Ford Motor Land Development Corporation from 1978 to 1983. He served as Senior Vice President, Chief Financial Officer and as a member of the Board of Directors of The

Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and as a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. He currently serves on the boards of GenCorp, Inc. and B-G Corp. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

MR. CHAPMAN was elected as one of our directors in December 1999 and previously served as one of our directors from 1989 to 1992. He currently serves as the Chairman of our Audit Committee. As a Certified Public Accountant, he served with a local accounting firm from 1963 through 1969, at which time he joined Ernst & Ernst, a predecessor entity of Ernst & Young LLP. He became a partner of Ernst & Young in 1977 and, until retiring from the firm in 1989, served as engagement partner on a wide variety of audit, assurance and consulting engagements. Additionally, he managed Ernst & Young’s practices in Arizona as well as various offices in the adjoining southwest states from 1980 through 1989. He then operated his own consulting firm through 1992 and joined Arthur Andersen in 1993 as a partner specializing in providing business consulting services. He retired from Arthur Andersen in 1999. Mr. Chapman currently serves on the board of CoBiz Inc., a public company headquartered in Denver, Colorado. Additionally, he provides services for a small number of clients requiring strategic and market-driven services.

MR. EDENS has served as one of our directors since October 1994 and currently serves as the Chairman of our Corporate Governance and Nominating Committee. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation’s nine radio stations were sold. Mr. Edens has served on a number of corporate boards, such as Great Western Bank and Citibank (Arizona), as well as trade organization boards, such as the Radio Advertising Bureau and the National Radio Broadcasters Association. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

DR. HADEN has served as one of our directors since 1983. Dr. Haden was Vice Chancellor and Dean of Engineering of Texas A&M University from 1993 until his retirement in August 2002. Previously, he was Vice Chancellor of Louisiana State University, Dean of the College of Engineering and Applied Sciences at Arizona State University, and Vice President for Academic Affairs at Arizona State University. He earlier served as department head at the University of Oklahoma. Dr. Haden has served on a number of corporate boards, such as Square D Company and E-Systems, Inc. He currently serves on the board of Crosstex Energy, GP, LLC of Dallas and of Crosstex Energy, Inc. Dr. Haden holds a Ph.D. in Electrical Engineering from the University of Texas.

MR. CAPPELLO has been nominated for election at the April 26, 2005 annual meeting of shareholders to serve as one of our directors. Mr. Cappello is the Chairman and Chief Executive Officer of the Cappello Group, Inc., a global boutique merchant bank. He has thirty years experience in corporate management, corporate finance, investment banking, and merchant banking both in the U.S. and overseas. He has acquired control of and been the financial advisor to numerous public and private companies in transactions ranging from $10 million to $10 billion. Mr. Cappello also currently serves as Chairman of Young Presidents’ Organization International.

MS. WINKLER has been nominated for election at the April 26, 2005 annual meeting of shareholders to serve as one of our directors. Ms. Winkler is the founder of three marketing companies. The first two, Winkler Advertising, founded in 1984, and TeamToolz, Inc., founded in 1999, were both acquired. She is currently founder and Chairman of The Winkler Group, a management consultancy specializing in marketing efficiency and effectiveness for Fortune 1000 companies. She serves on the Board of Directors of IP Locks and the Board of Trustees of Santa Clara University, and is a member of the Executive Committee of the Board of The Committee of 200. Winkler has a BA, MA and received an MBA from Santa Clara University in 1981. A frequent keynote speaker at industry meetings globally, she is also the author of Warp Speed Branding: The Impact of Technology on Marketing.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2005. Although Inter-Tel is not required to seek shareholder ratification of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.

     Ernst & Young LLP has issued its report, included in the Company’s Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2004. Ernst & Young LLP has served as the Company’s independent auditors in every year in which the Company’s stock has been publicly traded.

     Before selecting Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Fees Billed by Ernst & Young LLP During Fiscal 2004 and 2003.

     The Audit Committee has established a policy of pre-approving audit and non-audit services provided by the auditors of Inter-Tel. Each of the fees for services listed below for 2004 were pre-approved by Inter-Tel’s Audit Committee. The Audit Committee’s review included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the auditors’ independence would not be impaired. The Audit Committee expressed its satisfaction with Ernst & Young LLP in all of these respects. The Audit Committee of our board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as our independent auditors. The following table sets forth the approximate aggregate fees billed by Ernst & Young LLP to Inter-Tel during fiscal 2004 and 2003:

	2004	2003
Audit Fees (1)
Audit of consolidated financial statements	$215,000	$214,000
Sarbanes-Oxley section 404 attestation of internal controls	430,000	—
Timely quarterly reviews	55,500	44,000

Total Audit Fees	700,500	258,000

Audit-Related Fees (2)
Consultation on SEC matters	2,200	—
Section 404 assistance	5,500	—

Total Audit-Related Fees	7,700	—

Tax Fees (2)
Tax consulting	—	41,000

Total Tax Fees	—	41,000

All Other Fees (2)
Form S-8, Stock Options and Other	2,500	5,000

Total All Other Fees	2,500	5,000

Total Fees	$710,700	$304,000

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

     The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal years ended December 31, 2004 or 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) regularly scheduled meetings during the fiscal year ended December 31, 2004 and one (1) special meeting of the board. The Board of Directors has Audit, Compensation, and Corporate Governance and Nominating Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The information provided below describes each committee, its current membership, the number of meetings held during fiscal year 2004 and its function.

     During the fiscal year ended December 31, 2004, each director attended all of the Board meetings.

Director Independence

     The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except the Chief Executive Officer, has no material relationship with Inter-Tel and is independent within the meaning of the NASDAQ Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect and as they may be changed from time to time.

Audit Committee

     The Audit Committee of the Board of Directors consisted of directors Chapman, Anderson, Edens and Haden, each of whom is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Board of Directors has determined that director Chapman is an “Audit Committee financial expert” as defined in SEC rules. Mr. Chapman serves as Chairman of the Audit Committee.

     Pursuant to the Audit Committee charter, the Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company’s independent auditors, the scope of the Company’s annual audits, fees to be paid to the Company’s independent auditors, the performance of the Company’s independent auditors, the sufficiency of the Company’s internal controls and the Company’s accounting and financial management practices.

     The Audit Committee met five (5) times during the last fiscal year. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee Charter, as amended, was attached as Exhibit A to Inter-Tel’s Proxy Statement filed on March 20, 2003. A report of the Audit Committee is set forth below.

Compensation Committee

     The Compensation Committee consists of directors Anderson, Edens and Haden. Each of the members of the Compensation Committee is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company’s Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee met one time during the last fiscal year. The Charter of the Compensation Committee was attached as Exhibit A to Inter-Tel’s Proxy Statement filed on March 18, 2004. A report of the Compensation Committee is set forth below.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2004, no member of the Compensation Committee was an officer or employee of Inter-Tel. During fiscal year 2004, no member of the Compensation Committee or executive officer of Inter-Tel served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of directors Chapman, Anderson, Edens and Haden, each of whom is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Corporate Governance and Nominating Committee was formed in February 2004 and met seven (7) times during the last fiscal year. Mr. Edens serves as Chairman of the Corporate Governance and Nominating Committee. The Charter of the Corporate Governance and Nominating Committee was attached as Exhibit B to Inter-Tel’s Proxy Statement filed on March 18, 2004.

     The responsibilities of the Corporate Governance and Nominating Committee include:

•	considering and periodically reporting on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•	developing and recommending corporate governance principles applicable to us;

•	overseeing the evaluation of management, the Board of Directors and the committees thereof; and

•	evaluating and recommending compensation for the Board of Directors.

The Corporate Governance and Nominating Committee will also consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address our director membership criteria. Any shareholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:

Inter-Tel, Incorporated
1615 S. 52nd Street,
Tempe, Arizona 85281
Attn: Corporate Secretary.

The procedures for shareholder direct nomination of directors are described in detail in our bylaws, which will be provided to you upon written request. A report of the Corporate Governance and Nominating Committee is set forth below.

Director Qualifications

The Corporate Governance and Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Inter-Tel values and standards. Director nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Director

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. In evaluating the suitability of the candidates, the committee will consider relevant factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The committee will evaluate such factors, among others, and considers each individual candidate in the context of the current perceived needs of the board of directors as a whole.

As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Corporate Governance and Nominating Committee will use the qualifications standards discussed above and seek to achieve a balance of knowledge, experience and capability on the Board of Directors.

The Board of Directors has final authority on determining the selection of director candidates for nomination to the Board. These policies and procedures may be modified at any time as may be determined by the committee.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by submitting an email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. Communications received electronically or in writing will be distributed to the chairman of the board or the other members of the board as appropriate depending on the facts and circumstances outlined in the communication received.

Board Attendance at Annual Shareholder Meetings

Although the Company does not have a formal policy regarding attendance by members of the board at the Company’s annual meeting of shareholders, the Company encourages, but does not require, directors to attend.

Code of Business Conduct and Ethics

Inter-Tel has a Code of Business Conduct (“Code”) that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. This code is posted on our Internet web site. The Internet address for our web site is http://www.inter-tel.com, and the code may be found as follows:

1. From our main web page at http://www.inter-tel.com, first click on “Company.”
2. Then click on “About Inter-Tel”.
3. Next, click on “Code of Business Conduct.”

We will provide a copy of the Code upon request made by email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on our web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2004

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company’s disclosures in the financial statements.

In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61. Furthermore, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. At each regularly scheduled meeting, the Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2004. The members of the Audit Committee are Mr. Chapman (Chairman), Mr. Anderson, Mr. Edens and Dr. Haden, all of whom meet the independence requirements of the Nasdaq stock market. The Board has determined that Mr. Chapman is an Audit Committee financial expert.

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by directors in their discretion or at the request of the Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed, subject to shareholder ratification, Ernst & Young LLP, as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE: Jerry W. Chapman (Chairman), J. Robert Anderson, Dr. C. Roland Haden and Gary Edens.

February 15, 2005

COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2004

Executive Compensation Principles

     The Company’s Compensation Committee’s responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee’s policy regarding compensation of the Company’s executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company’s primary goal of increasing shareholder value. Through 2004, except as noted in “Certain Other Benefits” below, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date and other perquisites. All executive officers and certain employees of the Company have participated in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options vest at the end of either four or five years from the date of grant.

     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company’s 401(k) Thrift Savings Plan. Each executive officer participated in the Inter-Tel Employee Stock Ownership Plan through July 1997, the date the plan assets were frozen, except for Mr. Stout, who was not allocated shares before the date the plan was frozen. All executive officers may also participate in the Inter-Tel Employee Stock Purchase Plan except for Mr. Mihaylo, who is not eligible to participate because he owns greater than 5% of the Company’s Common Stock.

     In addition, in February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement and in recognition of such executives’ efforts in connection with the lawsuit, the Board of Directors approved one-time payments to Steven G. Mihaylo, Craig Rauchle, Norman Stout, and Jeff Ford, respectively. In addition, during 2002 and 2003, Mr. Rauchle received other compensation related to reimbursement of health and welfare benefits for a family member. Please refer to the “Summary Compensation Table” below for additional information.

Executive Compensation Program for Key Executives

     The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size. Salary changes are based upon comparable market rates, the Compensation Committee’s assessment of the executive’s performance, and the scope and complexity of the position held.

     At the beginning of 2004, the Compensation Committee considered the Company’s target earnings per share goals and the operating plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were established for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels (limited to a maximum percentage of base salary), were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Two-thirds (2/3) of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and one-third (1/3) was based on Inter-Tel earnings per share targets. Maximum bonus awards of annual base compensation were set for the Named Executive Officers, as follows:

Maximum Bonus Award (as a percentage of
Officer	annual base compensation)
Steven G. Mihaylo	125%
Craig W. Rauchle	100%
Norman Stout	100%
Jeffrey T. Ford	100%
Kurt R. Kneip	60%

     For 2005, bonus goals based on earnings per share calculations exclude the impact of in-process research and development charges incurred in connection with acquisitions, to the extent applicable. In addition, the Committee is authorized to use its discretion to revise the calculated bonus amounts upwards or downwards based on any information the Committee deems appropriate.

     The cash bonuses in the Summary Compensation Table reflect the performance of the Named Executive Officers against the targets established at the beginning of each year.

     The Company granted no stock options to Named Executive Officers during the year ended December 31, 2004.

Certain Other Benefits

     To remain competitive in the market for a high caliber management team, Inter-Tel provides some of its executive officers, including the CEO, with certain fringe benefits, including a car allowance, 401(k) match, selected reimbursement of club dues, use of Inter-Tel telephone systems in the home and use of corporate aircraft. The Committee periodically reviews fringe benefits made available to the Company’s executive officers, including the CEO. For additional information regarding fringe benefits made available to the Company’s executive officers, please see “Summary Compensation Table.”

Chief Executive Officer

     The Chief Executive Officer’s salary for 2004 was determined based upon a review of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer’s performance compared with the prior year and the 2003 budget. The Compensation Committee determined that the CEO’s 2004 maximum bonus opportunity should remain unchanged from prior years, at a level of 100% of base salary. For 2005, the Compensation Committee determined that the CEO’s 2005 maximum bonus opportunity should increase to 125% of base salary. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2004.

COMPENSATION COMMITTEE: J. Robert Anderson (Chairman), Gary D. Edens and C. Roland Haden
February 15, 2005

GOVERNANCE AND NOMINATING COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2004

     The Corporate Governance and Nominating Committee is composed of four directors, all of whom meet the Nasdaq director independence standards. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter was filed with our proxy dated March 18, 2004 and this proxy may be found on Inter-Tel’s website at www.inter-tel.com.

Composition of Board of Directors/ Nominees

     The Committee recommends to the Board the nominees for all directorships to be filled by the Board. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.

     The Board proposes a slate of nominees for election to the Board at the annual meeting. Shareholders may also propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications and other supporting information to: Secretary, Inter-Tel, Incorporated, 1615 S. 52nd Street, Tempe, AZ 85281. Properly submitted recommendations must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting, to be considered by the Committee for inclusion in the following year’s nominations for election to the Board. Properly submitted candidates will be evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described below.

Qualifications

     The Committee considers several qualifications when considering candidates for the Board. Among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity and values. Candidates should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Identification of Directors

     The Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. It has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company.

     The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Chairman and Chief Executive Officer, and suggestions from Company management. Upon the recommendation of the Committee, Alexander Cappello and Agnieszka Winkler were nominated to the Board of Directors for election at the April 26, 2005 Annual Meeting of Shareholders. Both candidates were proposed directly by directors or members of the Governance and Nominating Committee and were selected from among several individuals considered by the Committee. The Chairman of the Committee, each Committee member, and several of the Company’s executive officers, interviewed each of Ms. Winkler and Mr. Cappello prior to their nominations for election at the Annual Meeting of Shareholders.

Corporate Governance

     The Committee reviews management’s monitoring of compliance with the Company’s Code of Business Conduct. In addition, the Committee has established a process for shareholders to send communications to the Board, as outlined in the Code of Business Conduct, which may be found on the Company’s website at www.inter-tel.com. See the “Corporate Governance” section below for more information on our corporate governance practices.

February 15, 2005	Corporate Governance and Nominating Committee: Gary D. Edens (Chairman), J. Robert Anderson, Jerry Chapman and C. Roland Haden

Corporate Governance

     Inter-Tel has operated under sound corporate governance practices for many years. We believe it is important to disclose to shareholders a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with you.

Director Independence

     A majority of the directors must be independent directors under the Nasdaq rules. The Nasdaq rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the Nasdaq standards in determining whether or not a director has a material relationship with the Company:

     Based on these independence standards and all of the relevant facts and circumstances, the Board determined that, with the exception of Steven G. Mihaylo, all directors are considered independent.

Committee Charters/ Codes of Ethics

     The Company has published in public filings listed on its website (inter-tel.com) the charter of each of the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board, as well as its Code of Business Conduct, which apply to all officers and employees. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer and the chief financial officer must be approved by the Board of Directors and would be posted on the Company’s website within four business days of any such waiver or amendment. Copies of each of the committee charters and the codes of ethics referred to above are also available by writing to our Investor Relations Department, 1615 S. 52nd Street, Tempe AZ 85281.

Executive Sessions of Non-Employee Directors

     Independent directors ordinarily meet in executive session without management present at regularly scheduled Board meetings and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. Jerry Chapman, an independent director, financial expert and Chairman of the Audit Committee, is the presiding independent director for the executive sessions of non-management directors. Additionally, all of the independent directors meet at least once annually without management or non-independent directors present.

Audit Committee

     The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Jerry W. Chapman as an Audit Committee financial expert. Mr. Chapman meets the independence standards for audit committee members under the Nasdaq and SEC rules. The lead partner of the Company’s independent public accountants is rotated at least every five years.

Board Committees

     Only independent directors serve on the Audit, Compensation and Corporate Governance and Nominating Committees, in accordance with the independence standards of the Nasdaq rules and the Company’s Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.

Communications with the Board/ Annual Meeting Attendance

     The Board has established a process by which shareholders may send communications to the Board. For a description of the manner in which you can send communications to the Board, please visit the Company’s website (www.inter-tel.com). All members of the Board are requested to attend the annual meeting, unless unusual circumstances would prevent such attendance. All directors who were then members of the Board attended last year’s annual meeting.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following graph compares the cumulative total return of the Company’s Common Stock with the Nasdaq U.S. Index and the Nasdaq Telecommunications Stocks index from December 1999 to December 2004. Inter-Tel selected the Nasdaq Telecommunications Stock index for comparisons in this second graph and for future comparative periods.

COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
INTER-TEL, NASDAQ U.S. AND NASDAQ TELECOM INDICES

Legend

Description	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
INTER-TEL, INCORPORATED	100.0	30.8	76.9	83.6	99.9	109.5
Nasdaq U.S.	100.0	60.3	47.8	33.1	49.4	53.8
Nasdaq Telecommunications Stocks:	100.0	42.6	28.3	13.0	21.7	23.1
(SIC 4800-4899 US & Foreign)

Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are re-weighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/31/99.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by Inter-Tel shareholders and equity compensation plans not approved by Inter-Tel shareholders.

	Common shares to		Weighted-average	Common shares
	be issued upon		exercise price of	available for future
Plan Category	exercise of		outstanding	issuance under equity
	outstanding		options, warrants	compensation plans
	options, warrants		and rights	(excluding securities
	and rights			reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by Inter-Tel shareholders	3,712,317	(1)	$14.68	1,211,037	(2)

Equity compensation plans not approved by Inter-Tel shareholders	411,801	(3)	$16.71	89,234

Totals:	4,124,118		$14.88	1,300,271

(1)	Includes options to purchase shares outstanding under the plans approved by Inter-Tel shareholders. Of these shares, options to purchase 193,750 shares were outstanding from the Inter-Tel 1994 Long-Term Incentive Plan, options to purchase 3,398,567 shares were outstanding from the Inter-Tel 1997 Long-Term Incentive Plan and options to purchase 120,000 shares were outstanding from the 1990 Inter-Tel Director Option Plan.

(2)	Includes shares available for future issuance under the Inter-Tel 1994 Long-Term Incentive Plan, the Inter-Tel 1997 Long-Term Incentive Plan, the 1990 Inter-Tel Director Option Plan and the Inter-Tel 1997 Employee Stock Purchase Plan; excludes securities reflected in column (a). Of these shares, 32,176 shares were available under the 1994 Long-Term Incentive Plan, 602,277 shares were available under the Inter-Tel 1997 Long-Term Incentive Plan, 110,000 shares were available under the 1990 Inter-Tel Director Option Plan and 466,584 shares were available under the Inter-Tel 1997 Employee Stock Purchase Plan. Under the Inter-Tel 1997 Long-Term Incentive Plan, the amount of shares authorized for issuance increases annually by the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustments for stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Inter-Tel Board of Directors.

(3)	As of December 31, 2004, individual options to purchase a total of 411,801 shares had been assumed or issued in connection with acquisition transactions by Inter-Tel, at a weighted average exercise price of $16.71 per share. These options were issued under the Inter-Tel Acquisition Stock Option Plan, which has not been approved by Inter-Tel shareholders.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Executive Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

	Shares of Common Stock Beneficially Owned
	Owned
	Excluding	Right to	Total Number		Percent
Name	Stock Options	Acquire (2)	of Shares (1)		of Total (3)
Steven G. Mihaylo 885 Trademark Dr., Reno, NV 89511	5,180,498	—	5,180,498		18.8
J. Robert Anderson	15,000	32,500	47,500		*
Jerry W. Chapman	4,069	27,500	31,569	(4)	*
Gary D. Edens	19,792	27,500	47,292		*
C. Roland Haden	11,253	22,500	33,753	(5)	*
Craig W. Rauchle	5,898	317,600	323,498		1.2
Norman Stout	18,861	262,600	281,461	(6)	1.0
Jeffrey T. Ford	63,672	116,000	179,672	(7)	*
Kurt R. Kneip	17,078	43,000	60,078	(8)	*

All directors and executive officers as a group (9 persons)	5,336,121	849,200	6,185,321		22.9

Other Beneficial Owners:
Entities Affiliated with Putnam Investments (8) One Post Office Square, Boston, MA 02109	1,482,183	—	1,482,183	(9)	5.4

*	Less than 1%.

(1)	Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from the Record Date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted in subsequent footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Shares that can be acquired through stock options vested through March 4, 2005, or within 60 days of that date.

(3)	Determined by dividing total number of shares by the sum of the total consolidated outstanding shares plus 849,200 shares that can be acquired through stock options as identified in item (2) above.

(4)	With respect to 4,069 of these shares, Mr. Chapman shares voting and investment power with his spouse.

(5)	With respect to 11,040 of these shares, Dr. Haden shares voting and investment power with his spouse.

(6)	With respect to 18,861 of these shares, Mr. Stout shares voting and investment power with his spouse.

(7)	With respect to 62,417 of these shares, Mr. Ford shares voting and investment power with his spouse.

(8)	With respect to 12,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.

(9)	Based solely upon information contained in a Schedule 13G filed February 10, 2005. Of the total 1,482,183 shares owned, 1,000,585 shares were reported by Putnam Investment Management, LLC and 481,598 shares were reported by The Putnam Advisory Company, LLC. Of these shares, Putnam has no sole power to vote or direct the vote, and no sole power to dispose or to direct the disposition of totaled. Of these shares, the number of shares to which Putnam has shared power to vote or direct the vote totaled 412,646 shares, and shared power to dispose or to direct the disposition of totaled 1,482,183 shares.

DIRECTOR COMPENSATION

     We do not pay Mr. Mihaylo, who is also an officer of the Company, additional compensation for his service as a director. During 2004, compensation for each non-employee director included the following:

	Through	2-20-04 to	After
Description	2-20-04	12-31-04	12-31-04
Each regularly scheduled Board of Directors meeting attended	$1,500	$1,500	$1,500
Quarterly stipend for non-chairman committee members	5,000	5,000	6,000
Quarterly stipend for compensation committee chairman	5,500	5,500	6,500
Quarterly stipend for governance and nominating committee chairman	—	5,500	6,500
Quarterly stipend for audit committee chairman	8,500	8,500	10,500
Each regularly scheduled compensation committee meeting attended	1,000	1,000	1,500
Each regularly scheduled governance and nominating committee meeting attended	—	1,000	1,500
Each regularly scheduled audit committee meeting attended	2,000	2,000	2,000
Each special meeting of the Board or committee of the Board, including unanimous written consents in lieu of board meetings	1,000	1,000	1,500
Expenses of attending Board and Committee meetings (1)	As incurred	As incurred	As incurred
The Company also allows each director to elect to participate in the health benefit plans each year. Directors are offered participation in the same plans offered to employees, subject to payment by each electing director at employee participant rates, plus all applicable co-pays and/or deductibles.
	Participation offered in Company plans	Participation offered in Company plans	Participation offered in Company plans
Director continuing education expenses.	Pre-approved expenses only	Pre-approved expenses only	50% of eligible tuition plus expenses
Annual stock option grants to purchase shares of Common Stock, pursuant to the Company’s Director Stock Option Plan (as amended), at the market price five (5) business days after the date of the annual Board meeting	7,500	7,500	7,500

(1)	Mr. Anderson used the corporate aircraft to attend the Company’s April 2004 board meeting held in Arizona.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned for services rendered to the Company during the fiscal years 2004, 2003 and 2002 by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2004 and whose aggregate salary and bonus in fiscal 2004 exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
					All
				Securities	Other
		Salary	Bonus	Underlying	Compensation
Name and Position	Year	($)	($) (1)	Options (#)	($) (2)
(a)	(b)	(c)	(d)	(g)	(i)
Steven G. Mihaylo (3)(4)	2004	315,000	—	—	6,000
Chairman and Chief	2003	315,000	46,707	—	6,032
Executive Officer	2002	300,000	240,000	—	256,500

Craig W. Rauchle (3)(4)	2004	315,000	—	—	16,574
President and	2003	315,000	46,707	100,000	50,610
Chief Operating Officer	2002	300,000	300,000	—	282,287

Norman Stout (3)(4)	2004	315,000	—	—	18,729
Exec. Vice President,	2003	315,000	46,707	100,000	15,998
Chief Administrative Officer and Chief Strategy Officer	2002	300,000	300,000	—	244,328

Jeffrey T. Ford (3)(4)	2004	263,000	107,659	—	5,905
Sr. Vice President and	2003	263,000	88,894	10,000	5,030
Chief Technology Officer	2002	250,000	168,942	—	45,500

Kurt R. Kneip	2004	188,000	—	—	5,857
Sr. Vice President and	2003	188,000	14,726	7,500	5,030
Chief Financial Officer	2002	174,038	70,000	—	5,221

(1)	The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Two-thirds (2/3) of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and one-third (1/3) was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 60% to 100% of annual base compensation were set for the Named Executive Officers. Column (d) reflects net bonuses achieved for these performance targets.

(2)	All Other Compensation included in column (i) above for 2004 includes the following:

	Auto	401K	Club	Arbitration	Other (see
Name	Allowance	Match	Dues	Settlement	below)	Total

2004

Steven G. Mihaylo	6,000	—	—	—	—	6,000
Craig W. Rauchle	6,000	5,465	5,109	—	—	16,574
Norman Stout	6,000	5,905	6,824	—	—	18,729
Jeffrey T. Ford	—	5,905	—	—	—	5,905
Kurt R. Kneip	—	5,857	—	—	—	5,857

2003

Steven G. Mihaylo	6,032	—	—	—	—	6,032
Craig W. Rauchle	6,000	5,030	4,195	—	35,385	50,610
Norman Stout	6,000	5,030	4,968	—	—	15,998
Jeffrey T. Ford	—	5,030	—	—	—	5,030
Kurt R. Kneip	—	5,030	—	—	—	5,030

2002

Steven G. Mihaylo	6,500	—	—	250,000	—	256,500
Craig W. Rauchle	6,000	5,263	6,024	225,000	40,000	282,287
Norman Stout	6,000	5,500	7,828	225,000	—	244,328
Jeffrey T. Ford	—	5,500	—	40,000	—	45,500
Kurt R. Kneip	—	5,221	—	—	—	5,221

In addition, in February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement and in recognition of such executives’ efforts in connection with the lawsuit, the Board of Directors approved one-time payments of $250,000, $225,000, $225,000 and $40,000 to Steven G. Mihaylo, Craig Rauchle, Norman Stout, and Jeff Ford, respectively. Mr. Rauchle also received $35,385 and $40,000 during 2003 and 2002, respectively, in other compensation related to reimbursement of health and welfare benefits for a family member. No compensation is present under omitted columns (e), (f) and (h).

(3)	Fringe benefits include use of IP telephones or complete Inter-Tel telephone systems in the home. No amounts have been included in the above tables for such use.

(4)	Messrs. Mihaylo, Rauchle, Stout and Ford had access to the company aircraft principally for business use. On an infrequent basis, when the aircraft was at less than full seating capacity, the aircraft has been used by non-employees, including guests of Messrs. Mihaylo and Rauchle. Such trips otherwise were classified as business use. No amounts have been included in the above tables for such use based on the de minimis incremental costs to the Company.

     The following table below sets forth information concerning stock options held or acquired by each of the Named Executive Officers during the year ended December 31, 2004:

AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES

	Shares		Number of Unexercised	Value of in-the-money
	Acquired		Options at	options at December
	on	Value	December 31, 2004 (#)	31, 2004 ($) (2)
Name	Exercise	Realized	Exercisable/	Exercisable/
	(#)	($) (1)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(i)

Steven G. Mihaylo	—	—	-- / --	-- / --
Craig W. Rauchle	—	—	448,200/228,800	8,281,806/3,724,062
Norman Stout	—	—	368,200/228,800	5,132,968/3,724,062
Jeffrey T. Ford	35,000	577,150	106,000/27,000	1,614,085/440,705
Kurt R. Kneip	21,000	432,530	49,500/15,000	926,455/244,155

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Based upon the market price of $27.38 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the Company’s 2004 fiscal year, less the option exercise price payable per share.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company granted no stock options to Named Executive Officers during the year ended December 31, 2004.

Certain Relationships and Related Party Transactions

     In February 2004, our Board of Directors approved two forms of Key Employee Change in Control Severance Agreements (“Change of Control Agreements”), entered into between the Company and each of our executive officers and one other key employee, as set forth in the table below. We entered into Change of Control Agreements with the following executive officers and key employee in March 2004:

Change of Control Severance Agreements

Tier 1 (a)	Tier 2 (b)

Steven G. Mihaylo Craig W. Rauchle Norman Stout	Jeffrey T. Ford John L. Gardner Kurt R. Kneip

(a)	Refer to Exhibit 10.63 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 1 Agreement.

(b)	Refer to Exhibit 10.64 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 2 Agreement.

     Inter-Tel Integrated Systems, Inc., a wholly-owned subsidiary of the Company, employs Carter Chapman as one of its Directors of Channel Sales. Carter Chapman is the son of Jerry Chapman, one of the Company’s directors. In fiscal 2004, Carter Chapman’s base salary and incentive-based sales commissions paid by the Company totaled $101,784 and he was granted a stock option to acquire 1,500 shares of Inter-Tel Common Stock at the fair market value on the date of grant in October 2004.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except as follows:

     On May 4, 2004, stock options were granted to the following board members pursuant to the terms of the Director Stock Option Plan to each of the independent directors. Through inadvertence, the stock options were not reported on Form 4 within two business days. The original grants were reported in Form 4 filings as follows:

Director	Form 4 filing deadline	Form 4 actual filing date
J. Robert Anderson	May 6, 2004	November 3, 2004
Gary Edens	May 6, 2004	November 4, 2004
C. Roland Haden	May 6, 2004	November 22, 2004
Jerry Chapman	May 6, 2004	November 9, 2004

     On December 21, 2004, Steven G. Mihaylo gifted 1,000 shares of Inter-Tel, Incorporated’s common stock to a charitable organization. The transaction was not reported within 2 days, but was reported on December 30, 2004. In addition, on December 8, 2004, a stock option to acquire 5,000 shares of Inter-Tel’s common stock that was granted to Jerry Chapman from the Director Stock Option Plan on December 8, 1999 expired without being exercised by Mr. Chapman. The expiration of the stock option was not reported within 2 days, but was reported on March 3, 2005.

OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

By Order of the Board of Directors

Kurt R. Kneip, Secretary
March 17, 2005

INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 26, 2005, 10:00 A.M.
1615 S. 52nd Street, Tempe, Arizona 85281

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2005.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Norman Stout, Jeffrey T. Ford and Kurt R. Kneip, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

There are three ways to vote your Proxy. Your Internet or telephone votes authorize the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1.	VOTE BY INTERNET— www.eproxy.com/intl/— QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2005.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

2.	VOTE BY PHONE — TOLL FREE — 1-800-560-1965— QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2005.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.

•	Follow the simple instructions the voice provides you.

3.	VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
Inter-Tel, Incorporated, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by Phone, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:

01 Steven G. Mihaylo	05 C. Roland Haden
02 J. Robert Anderson	06 Alexander Cappello
03 Jerry W. Chapman	07 Agnieszka Winkler
04 Gary D. Edens

☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.

  ☐ For  ☐ Against  ☐ Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

  ☐ For  ☐ Against  ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date:

Signature(s) in Box:
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.